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                                   Exhibit 11

              Statement Regarding Computation of Earnings Per Share


                                                             Six Months Ended
                                                              June 30, 2000

Net Income Available to Common Shareholders                      $341,063

Earnings (loss) Per Common Share
     Basic                                                           0.34
     Average Shares                                               991,407
     Diluted                                                         0.34
     Average Shares                                             1,004,695